Exhibit 99.1

S1 RESPONDS TO ACI’S FILING OF PRELIMINARY PROXY MATERIALS

NORCROSS, Ga., August 15, 2011. S1 Corporation (Nasdaq:SONE) today issued the following statement in response to the filing of preliminary proxy materials by ACI Worldwide, Inc. (Nasdaq:ACIW), to solicit votes in opposition of S1’s proposed combination with Fundtech Ltd. (Nasdaq:FNDT):

“The S1 Board of Directors urges S1’s stockholders to disregard ACI’s voting recommendations and vote for all of the proposals associated with the combination with Fundtech when they receive S1’s proxy solicitation material. S1’s Board believes that the combination with Fundtech will establish a strong platform to accelerate revenue growth, increase earnings and generate significant value for stockholders.

“On August 2, 2011, S1 announced that its Board of Directors had rejected ACI’s proposal to acquire S1 and had affirmed its commitment to S1’s pending business combination with Fundtech.  The S1 Board, in consultation with its financial and legal advisors, gave careful consideration to each of the proposed terms and conditions of ACI’s proposal and determined that ACI’s proposal is not in the best interests of S1 and its stockholders.

“S1 has set a Special Meeting of Stockholders for Thursday, September 22, 2011 to consider and vote on proposals related to the combination with Fundtech. S1 stockholders of record as of the close of business on Thursday, August 18, 2011 will be entitled to receive the notice of, and to vote at, the Special Meeting.”

About S1 Corporation

Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses. For more than 20 years, S1 Corporation (Nasdaq:SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those regarding any transaction with Fundtech or ACI Worldwide and other statements that are not historical facts. These statements involve risks and uncertainties including those detailed in S1’s Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. S1 disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction with Fundtech, S1 has filed with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant materials and Fundtech intends to file relevant materials with the SEC and other governmental or regulatory authorities, including an information statement. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH MATERIALS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT S1, FUNDTECH AND THE TRANSACTION. The proxy statement, information statement and certain other relevant materials (when they become available) and any other documents filed by S1 or Fundtech with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting S1’s Investor Relations at (404) 923-3500 or by accessing S1’s investor relations website at www.s1.com; or (ii) by contacting Fundtech’s Investor Relations at (201) 946-1100 or by accessing Fundtech’s investor relations website at www.fundtech.com. Investors are urged to read the proxy statement and information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the transaction.

Participants in the Solicitation

S1, Fundtech and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the transaction between the companies. Information about the executive officers and directors of S1 and the number of shares of S1’s common stock beneficially owned by such persons is set forth in the proxy statement for S1’s 2011 Annual Meeting of Stockholders which was filed with the SEC on April 8, 2011. Information about the executive officers and directors of Fundtech and the number of Fundtech’s ordinary shares beneficially owned by such persons is set forth in the annual report on Form 20-F which was filed with the SEC on May 31, 2011. Investors may obtain additional information regarding the direct and indirect interests of S1, Fundtech and their respective executive officers and directors in the transaction by reading S1’s proxy statement regarding the transaction with Fundtech filed with the SEC on August 3, 2011 and Fundtech’s information statement when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CONTACT: S1 Corporation

Paul M. Parrish
Chief Financial Officer
404.923.3500
paul.parrish@s1.com